UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 7, 2006
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                     Southeastern Bank Financial Corporation
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               (Exact name of registrant as specified in charter)

           Georgia                    0-24172             58-2005097
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      (State or other              (Commission          (IRS Employer
      jurisdiction of              File Number)       Identification No.)
       incorporation)


  3530 Wheeler Road, Augusta, GA                                         30909
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             (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code    (706) 738-6990
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02     Unregistered Sales of Equity Securities

     On June 28, 2006, Southeastern Bank Financial Corporation (the "Company") commenced a private placement of up to 150,375 shares of Company common stock at a purchase price of $33.25 per share in accordance with the provisions of Rule 506 under the Securities Act of 1933, as amended. The offering has been, and will be, conducted without general solicitation and directed to accredited investors and no more than 35 unaccredited, but financially sophisticated, investors.

     As of September 7, 2006, the Company had sold 61,284 shares of common stock in the private placement, representing approximately 1.16% of the Company's outstanding common stock as of the commencement of the offering and proceeds of $2,037,693. No underwriting or placement agency fees have been or will be incurred in connection with the offering. The offering will remain open until September 30, 2006, subject to earlier termination or extension in the discretion of the Company's Board of Directors.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SOUTHEASTERN BANK FINANCIAL
                                       CORPORATION

                                       By:
Dated:  September 12, 2006
                                             /s/  Darrell R. Rains
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                                       Name:  Darrell R. Rains
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                                       Title: Chief Financial Officer
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